Exhibit 5.1

Client: 92761-00060

September 3, 2014

T-Mobile US, Inc.

T-Mobile USA, Inc.

12920 SE 38th Street

Bellevue, Washington 98006

Re:	T-Mobile US, Inc.

T-Mobile USA, Inc.

Post-Effective Amendment No. 1 to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to T-Mobile USA, Inc., a Delaware corporation (the “Company”), T-Mobile US, Inc., a Delaware corporation and the direct parent of the Company (the “Parent”), and certain of its subsidiaries and affiliates listed on Annex A hereto (together with the Parent, the “Guarantors”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Post-Effective Amendment No. 1 (the “Amendment”) to a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), which Amendment relates to the registration of guarantees of debt securities by T-Mobile Financial LLC and the addition of T-Mobile Financial LLC as a co-registrant to the Registration Statement, which Registration Statement relates to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, together or separately and in one or more series (if applicable) of, among other securities:

(i) the Company’s unsecured debt securities, which may either be senior debt securities (“Senior Debt Securities”), senior subordinated debt securities (“Senior Subordinated Debt Securities”) or junior subordinated debt securities (the “Junior Subordinated Debt Securities” and, collectively with the Senior Debt Securities and the Senior Subordinated Debt Securities, the “Debt Securities”); and

(ii) guarantees of the Debt Securities by the Guarantors (the “Debt Securities Guarantees”).

The Debt Securities and Debt Securities Guarantees are collectively referred to herein as the “Securities.” The Debt Securities are to be issued under an indenture entered into among the Company, the Guarantors party thereto and Deutsche Bank Trust Company Americas (the “Trust Company”), as indenture trustee (the “Existing Base Indenture”) or an indenture to be entered into among the Company, the Guarantors and the Trust Company, as indenture trustee (the “New Base Indenture,” and together with the Existing Base Indenture, the “Base Indentures”).

T-Mobile US, Inc.

T-Mobile USA, Inc.

September 3, 2014

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Base Indentures, forms of the Debt Securities and Debt Securities Guarantees and such other documents, corporate records, certificates of officers of the Company, the Guarantors and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company, the Guarantors and others.

We have assumed without independent investigation that:

(i) at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(ii) at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws;

(iii) all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

(iv) at the Relevant Time, all corporate or other action required to be taken by the Company or any Guarantor to duly authorize each proposed issuance of Securities and any related documentation (including (i) the due reservation of any shares of the Parent’s common stock, par value $0.00001 per share (the “Common Stock”) or the Parent’s preferred stock, par value $0.00001 per share (the “Preferred Stock”) for issuance upon exercise, conversion or exchange of any Securities for Common Stock or Preferred Stock (a “Convertible Security”), and (ii) the execution (in the case of certificated Securities), delivery and performance of the Securities and any related documentation referred to in paragraph 1 below) shall have been duly completed and shall remain in full force and effect;

(v) at the Relevant Time, the relevant Base Indenture shall have been duly executed and delivered by the Company and all other parties thereto and duly qualified under the Trust Indenture Act of 1939, as amended; and

T-Mobile US, Inc.

T-Mobile USA, Inc.

September 3, 2014

(vi) at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary corporate or other action of the Company, each Guarantor and duly executed and delivered by the Company, any Guarantor and the other parties thereto.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to any Debt Securities and related Debt Securities Guarantees, when:

a.	the terms and conditions of such Debt Securities and Debt Securities Guarantees have been duly established by supplemental indenture or officers’ certificate in accordance with the terms and conditions of the relevant Base Indenture,

b.	any such supplemental indenture has been duly executed and delivered by the Company, the Guarantors and the relevant trustee (together with the relevant Base Indenture, the “Indenture”), and

c.	such Debt Securities have been executed (in the case of certificated Debt Securities), delivered and authenticated in accordance with the terms of the applicable Indenture and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, and the Guarantees of such Debt Securities will be legal, valid and binding obligations of the Guarantors obligated thereon, enforceable against such Guarantors in accordance with their respective terms.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America. This opinion is limited to the effect of the current state of the laws of the State of New York, the United States of America and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

T-Mobile US, Inc.

T-Mobile USA, Inc.

September 3, 2014

B. The opinions above with respect to the Indenture, the Debt Securities and the related Debt Securities Guarantees (collectively, the “Documents”) are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

C. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; (ii) any waiver (whether or not stated as such) under the Indenture or any other Document of, or any consent thereunder relating to, unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (iii) any waiver (whether or not stated as such) contained in the Indenture or any other Document of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iv) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party; (v) any purported fraudulent transfer “savings” clause; (vi) any waiver of the right to jury trial; or (vii) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Validity of the Securities” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ GIBSON, DUNN & CRUTCHER LLP

ANNEX A

Guarantors

Guarantor	State of Formation
IBSV LLC	Delaware
MetroPCS California, LLC	Delaware
MetroPCS Florida, LLC	Delaware
MetroPCS Georgia, LLC	Delaware
MetroPCS Massachusetts, LLC	Delaware
MetroPCS Michigan, LLC	Delaware
MetroPCS Networks California, LLC	Delaware
MetroPCS Networks Florida, LLC	Delaware
MetroPCS Networks, LLC	Delaware
MetroPCS Nevada, LLC	Delaware
MetroPCS New York, LLC	Delaware
MetroPCS Pennsylvania, LLC	Delaware
MetroPCS Texas, LLC	Delaware
Powertel Memphis Licenses, Inc.	Delaware
Powertel/Memphis, Inc.	Delaware
SunCom Wireless Holdings, Inc.	Delaware
SunCom Wireless Investment Company LLC	Delaware
SunCom Wireless License Company, LLC	Delaware
SunCom Wireless Management Company, Inc.	Delaware
SunCom Wireless Operating Company, L.L.C.	Delaware
SunCom Wireless Property Company, L.L.C.	Delaware
SunCom Wireless, Inc.	Delaware
T-Mobile Central LLC	Delaware
T-Mobile Financial LLC	Delaware
T-Mobile License LLC	Delaware
T-Mobile Northeast LLC	Delaware
T-Mobile PCS Holdings LLC	Delaware
T-Mobile Puerto Rico Holdings LLC	Delaware
T-Mobile Puerto Rico LLC	Delaware
T-Mobile Resources Corporation	Delaware
T-Mobile South LLC	Delaware
T-Mobile Subsidiary IV Corporation	Delaware
T-Mobile West LLC	Delaware
Triton PCS Finance Company, Inc.	Delaware
Triton PCS Holdings Company L.L.C.	Delaware
VoiceStream PCS I Iowa Corporation	Delaware
VoiceStream Pittsburgh General Partner, Inc.	Delaware
VoiceStream Pittsburgh, L.P.	Delaware